UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8‑K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 6, 2016
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)        The 2016 Annual Meeting of Stockholders of TOR Minerals International, Inc. was held on Friday, May 6, 2016 (the "Annual Meeting").

(b)        The Company's stockholders voted on the following three proposals (described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2016) at the Annual Meeting and cast their votes as follows:

Proposal No. 1.   The seven nominees named below were elected to serve as directors of the board of directors

Election of Directors	For	Withheld	Broker Non-Votes
Julie Ehmann	2,272,863	81684	502,882
Thomas Pauken	2,290,420	64,127	502,882
Bernard Paulson	2,192,323	162,224	502,882
Douglas Hartman	2,292,880	61,667	502,882
Steven Paulson	2,211,040	143,507	502,882
Olaf Karasch	2,239,576	114,971	502,882
Tan Chin Yong	2,292,880	61,667	502,882

Proposal No. 2.   The appointment of BDO USA LLP as the independent registered public accounting firm for the year ending December 31, 2016 was ratified, and the voting results were as follows.

For	Against	Abstain
2,797,572	59,857	0

Proposal No. 3.   The consideration of an advisory vote on executive compensation was voted as follows:

For	Against	Abstain	Broker Non-Votes
1,461,843	889,264	3,440	502,882

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: May 9, 2016	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
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